PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2008 AND DECEMBER 31, 2007

ASSETS

	March 31,	December 31,
	2008	2007
	UNAUDITED
CURRENT ASSETS:
Cash	$406,375	$395,265
Accounts receivable, net of allowance for doubtful accounts of $164,782
and $237,475 as of March 31, 2008 and December 31, 2007, respectively	5,047,713	577,005
Accounts receivable - related parties	-	572,036
Notes receivable	541,001	351,799
Inventories	6,048,251	5,262,329
Costs and estimated earnings in excess of billings	-	1,155,909
Other receivables	17,674	37,852
Advances on inventory purchases	1,819,625	1,995,345
Total current assets	13,880,639	10,347,540

PLANT AND EQUIPMENT, net	682,410	649,392

OTHER ASSETS:
Deferred expense	1,571	-
Long term accounts receivable, retainage	59,119	588,433
Due from shareholder	511,501	463,663
Total assets	$15,135,240	$12,049,028

LIABILITIES AND SHAREHOLDER S' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,597,346	$2,196,508
Other payables	416,924	275,591
Other payables - related parties	63,348	60,819
Accrued liabilities	70,873	27,850
Customer deposits	9,023,848	8,052,570
Customer deposits - related parties	346,661	-
Taxes payable	995,174	719,132
Deferred revenue	1,171,751	930,546
Short term loan payable	371,280	-
Total current liabilities	15,057,205	12,263,016

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY:
Common stock ($1 par value, 1,000 shares authorized, issued
and outstanding as of March 31, 2008 and December 31, 2007)	1,000	1,000
Paid-in-capital	10,204,650	1,102,300
Contribution receivables	(9,231,000)	(1,000)
Accumulated deficit	(1,088,417)	(1,480,921)
Statutory reserves	251,350	204,758
Accumulated other comprehensive loss	(59,548)	(40,125)
Total shareholders' equity	78,035	(213,988)
Total liabilities and shareholders' equity	$15,135,240	$12,049,028

The accompanying notes are an integral part of these consolidated statements.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

	2008	2007

REVENUES	$4,182,472	2,027,202

COST OF SALES	3,132,996	1,797,906

GROSS PROFIT	1,049,476	229,296

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	195,519	271,724

INCOME (LOSS) FROM OPERATIONS	853,957	(42,428)

OTHER (EXPENSE) INCOME, NET
Non-operating income, net	1,607	1,573
Interest expense, net	(1,573)	(14,556)
Total other income (expense), net	34	(12,983)

INCOME (LOSS) FROM OPERATIONS BEFORE
PROVISION FOR INCOME TAXES	853,991	(55,411)

PROVISION FOR INCOME TAXES	141,280	6,326

NET INCOME (LOSS)	712,711	(61,737)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	(19,423)	20,501

COMPREHENSIVE INCOME (LOSS)	$693,288	$(41,236)

The accompanying notes are an integral part of these consolidated statements.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

					Accumulated deficit		Accumulated other
	Common stock		Paid-in	Contribution		Statutory	comprehensive
	Shares	Par value	capital	receivable	Unrestricted	reserves	income	Totals

BALANCE, January 1, 2007	1,000	$1,000	$3,818,150	$(1,000)	$(1,871,567)	$165,241	$161,434	$2,273,258

Shareholder distribution from VIE					(210,756)			(210,756)
Adjustment to statutory reserve					(7,378)	7,378		-
Net loss					(61,737)			(61,737)
Foreign currency translation gain							20,501	20,501
BALANCE, March 31, 2007, Unaudited	1,000	$1,000	$3,818,150	$(1,000)	$(2,151,438)	$172,619	$181,935	$2,021,266

Shareholder contribution			67,150					67,150
Owner capital withdraw			(2,783,000)					(2,783,000)
Adjustment to statutory reserve					(32,139)	32,139		-
Net income					702,656			702,656
Foreign currency translation loss							(222,060)	(222,060)
BALANCE, December 31, 2007	1,000	$1,000	$1,102,300	$(1,000)	$(1,480,921)	$204,758	$(40,125)	$(213,988)

Shareholder distribution from VIE					(236,064)			(236,064)
Distribution from discontinued VIE			(127,650)		(12,652)	(24,899)	(8,794)	(173,995)
Registered capital to be received			9,230,000	(9,230,000)
Adjustment to statutory reserve					(71,491)	71,491		-
Net income					712,711			712,711
Foreign currency translation loss							(10,629)	(10,629)
BALANCE, March 31, 2008, Unaudited	1,000	$1,000	$10,204,650	$(9,231,000)	$(1,088,417)	$251,350	$(59,548)	$78,035

The accompanying notes are an integral part of these consolidated statements.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$712,711	$(61,737)
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation	26,055	15,323
Change in allowance for uncollectible accounts	(80,814)	-
Change in operating assets and liabilities
Accounts receivable	(3,729,524)	(69,381)
Accounts receivable - related parties	583,176	-
Notes receivable	(170,872)	116,452
Inventories	(555,104)	(415,169)
Costs and estimated earnings in excess of billings	1,178,419	-
Other receivable	21,291	396
Advances on inventory purchases	253,186	(478,669)
Other assets	(1,537)	(685)
Accounts payable	302,952	135,672
Other payables	127,119	(8,063)
Other payables - related parties	-	10,391
Accrued liabilities	40,975	61,093
Customer deposits	622,983	791,574
Customer deposits - related parties	339,306	186,765
Taxes payable	240,921	(143,613)
Deferred revenue	198,220	20,949
Net cash provided by operating activities	109,463	161,298

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase plant and equipment	(31,944)	(16,235)
Repayment of loan to a shareholder	-	48,485
Net cash (used in) provided by investing activities	(31,944)	32,250

CASH FLOWS FINANCING ACTIVITIES:
Repayment of a loan from a shareholder	(27,954)	-
Distribution from discontinued VIE	(139,770)	-
Shareholder distribution from VIE	(236,064)	(210,756)
Cash proceeds from short term bank loans	361,920	282,040
Net cash (used in) provided by financing activities	(41,868)	71,284

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	(24,541)	(3,450)

INCREASE IN CASH	11,110	261,382

CASH, beginning of period	395,265	147,605

CASH, end of period	$406,375	$408,987

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$4,373	$3,995

Cash paid for income taxes	$20,583	$6,169

The accompanying notes are an integral part of these consolidated statements.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

Note 1 - Organization

Poise Profit International Limited (“Poise Profit”) was incorporated on November 23, 2007, under the laws of the British Virgin Islands. The majority shareholders of Poise Profit are Chinese citizens. Poise Profit owns 100% of HAIE Hi-tech Engineering (Hong Kong) Company, Limited (“HK HAIE”).

HK HAIE was incorporated in Hong Kong on January 4, 2002. HK HAIE has a registered capital of HK$10,000 (approximately $1,000). HK HAIE, through its variable interest entities located in the People’s Republic of China (“PRC”), designs, develops, manufactures and markets, waste heat boilers and pressure vessels in the fields of chemical industry, petrochemical industry, oil refinery, fine chemicals, water and power conservancy, metallurgical, environmental protection, waste heat utilization and power generation from waste heat recovery.

Shanghai HAIE Hi-Tech Engineering Co., Ltd (“Shanghai HAIE”) was established in July 1999 and has a registered capital of RMB 6,500,000 (approximately $805,000) which is fully paid-up. The owners of Shanghai HAIE are Mr. Wu Qinghuan (60%) and Mrs. Zhou Jialing (40%). Mr. Wu is the executive director of Shanghai HAIE. Mr. Wu and Mrs. Zhou are husband and wife.

On December 28, 2005 and effective January 1, 2006, HK HAIE entered into a series of contractual arrangements with Shanghai HAIE and its shareholders comprised of a series of agreements, including a Consulting Services Agreement and an Operating Agreement, through which HK HAIE has the right to advise, consult, manage and operate Shanghai HAIE, and collect and own all of its net profits. Additionally, Shanghai HAIE’s shareholders have granted their voting rights over Shanghai HAIE to HK HAIE. In order to further reinforce HK HAIE’s rights to control and operate Shanghai HAIE, Shanghai HAIE and its shareholders have granted HK HAIE the exclusive right and option to acquire all of their equity interests in Shanghai HAIE or, alternatively, all of the assets of Shanghai HAIE. Further, Shanghai HAIE shareholders have pledged all of their rights, titles and interests in Shanghai HAIE to HK HAIE. As both companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. Poise Profit consolidates Shanghai HAIE’s results, assets and liabilities in its financial statements.

On December 28, 2005 and effective January 1, 2006, HK HAIE entered into a series of contractual arrangements with Shanghai Xin Ye Environmental Protection Engineering Technology Co., Ltd (“Shanghai Xin Ye”) and its shareholders comprised of a series of agreements, including a Consulting Services Agreement and an Operating Agreement, through which HK HAIE has the right to advise, consult, manage and operate Shanghai Xin Ye, and collect and own all of its net profits. Additionally, Shanghai Xin Ye’s shareholders have granted their voting rights over Shanghai Xin Ye to HK HAIE. In order to further reinforce HK HAIE”s rights to control and operate Shanghai Xin Ye, Shanghai Xin Ye and its shareholders have granted HK HAIE the exclusive right and option to acquire all of their equity interest in Shanghai Xin Ye or, alternatively, all of the assets of Shanghai Xin Ye. Further Shanghai HAIE shareholders have pledged all of their rights, titles and interests in the Shanghai Xin Ye to HK HAIE. As both companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. Poise Profit consolidates Shanghai Xin Ye’s results, assets and liabilities in its financial statements.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

On May 1, 2003, Shanghai HAIE entered into a cooperative manufacturing agreement with a state-owned enterprise, Shanghai Si Fang Boiler Factory (“Shanghai Si Fang”). Pursuant to the agreement, Shanghai Si Fang leases one of its manufacturing facilities, Shanghai Si Fang Boiler Factory-Vessel Works Division (“Vessel Works Division”) to Shanghai HAIE. Vessel Works Division is a separate legal entity. The agreement is renewed every one to two years and expires on December 31, 2009. According to the agreement, Shanghai HAIE has the following rights: (i) complete control over the operations of Vessel Works Division; (ii) right of use of the property, plant and equipment of Vessel Works Division; (iii) use of the “Si Fang” brand name and license for pressure vessels; and (iv) right to the net profit of Vessel Works Division. Shanghai Si Fang provides quality control for the manufactured products. Shanghai HAIE pays Shanghai Si Fang rent and a management fee. Although Shanghai HAIE owns none of the outstanding equity interests in Vessel Works Division, the agreement provides Shanghai HAIE control over Vessel Works Division and the risks and rewards associated with equity ownership.

Shanghai Zhuyi Industry Co. Ltd. (“Zhuyi”) was incorporated in Shanghai on April 10, 2006. The business scope of Zhuyi was trading in construction materials, metal materials, mechanical equipment, and computers hardware, and providing mechanical equipment design and consultation services. Zhuyi had a registered capital of approximately $63,900 (RMB 500,000). The owners of Zhuyi were Mr. Chen Qi (60%) and Mrs. Zhou Jialing (40%). According to the meeting of shareholders and the revised bylaws dated November 8, 2006, the registered capital was increased to RMB 1,000,000. Zhuyi was dissolved in July 2007. Capital of $127,650 (RMB1,000,000) was returned to the owner in January 2008.

Shanghai Haiyin Hi-Tech Engineering Co. Ltd. (“Haiyin”) was incorporated in Shanghai on December 3, 2003 with registered capital of approximately $2,904,000 (RMB 24,000,000). The owners of Haiyin were Mr. Wu Qinghuan (60%) and Mrs. Zhou Jialing (40%). Haiyin was engaged in four technology services (development, transfer, consultation and other technology services) in chemical engineering, energy saving, computer and other professional technical fields. Haiyin also was engaged in processing, selling and installation of computer hardware, heat recovery boiler and auxiliary equipment, and chemical engineering devices. In accordance with a shareholders meeting and revision of the company bylaws, the registered capital was decreased to approximately $1,452,000 (RMB 12,000,000) on February 28, 2007 and approximately $121,000 (RMB 1,000,000) on May 28, 2007, separately. Haiyin’s application about closing business was approved by the Chinese government authority in December 2007. Haiyin was dissolved in January 2008. Haiyin had no business activity after December of 2007, and the remaining registered capital of $121,000 had not been returned to the owner as of March 31, 2008.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

Shanghai Xin Ye (“Xin Ye”) was incorporated in Shanghai on May 23, 2007. Xin Ye has a registered capital of approximately $67,150 (RMB 500,000). The owners of Shanghai Xin Ye are Mr. Chen Qi (60%) and Mrs. Liu Yajun (40%). According to the share transfer meeting on November 6, 2007, the shares of Mr. Chen Qi was transferred to Mr. Wu Qinghuan. Xin Ye is engaged in technical services and business consultation in specific areas of energy resources, environmental protection facilities and computer science.

Through HK HAIE, Poise Profit operates and controls Shanghai HAIE and Shanghai Xin Ye through the contractual arrangements described above. The reasons that Poise Profit used the contractual arrangements to acquire control over Shanghai HAIE and Shanghai Xin Ye, instead of acquiring Shanghai HAIE and Shanghai Xin Ye’s assets or equity, are that (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange, PRC law requires Shanghai HAIE and Shanghai Xin Ye to be acquired for cash and Poise Profit was not able to raise sufficient funds to pay the full appraised value of Shanghai HAIE and Shanghai Xin Ye’s assets or equity as required under PRC law.

On March 5, 2008, HK HAIE and Shanghai HAIE jointly formed Shanghai HAIE Investment Consultation Co., Ltd (“Haie JV”). Haie JV is 10% owned by Shanghai HAIE and 90% owned by HK HAIE with registered capital of approximately $9.23 million (RMB 65,000,000). On March 21, 2008, Haie JV received an Enterprise Corporation Business License from the Shanghai Administration for Industry and Commerce.

As all the above entities are under common control, the arrangements described above have been accounted for as a reorganization of entities and the financials statements have been prepared as if the reorganization had occurred retroactively. Poise Profit, HK HAIE, Shanghai HAIE, Vessel Works Division, Zhuyi, Haiyin, Xin Ye, and Haie JV are collectively hereinafter referred to as (“the Company”).

Note 2 - Summary of Significant Accounting Policies

(a) Consolidation of variable interest entities

In accordance with Interpretation No. 46R, Consolidation of Variable Interest Entities (“FIN 46R”), variable interest entities (“VIEs”) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The Company has concluded that Shanghai HAIE, Vessel Works Division, Zhuyi, Haiyin and Xin Ye are VIEs and that the Company is the primary beneficiary. Under the requirements of FIN 46R, the Company consolidated the financial statements of HK HAIE, Shanghai HAIE, Vessel Works Division, Zhuyi, Haiyin and Xin Ye. As all companies are under common control (see Note 1), the financial statements have been prepared as if the arrangements described above had occurred retroactively. Intercompany items have been eliminated.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

(b) Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation and allowance for doubtful accounts receivable. Actual results could differ from those estimates.

(c) Cash and concentration of risk

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents for cash flow statement purposes. Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC.

Certain financial instruments, which subject the Company to concentration of credit risk, consist of cash. The Company maintains balances at financial institutions or state owned banks within the PRC and in banks located in Hong Kong which amounts are not covered by insurance. As of March 31, 2008 and December 31, 2007, the Company had deposits totaling $406,375 and $395,265 that are not covered by insurance, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the country, and by the general state of the country’s economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies carrying out operations in the United States. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

(d) Allowance for doubtful accounts

Management regularly reviews aging of receivables and changes in payment trends by its customers, and records a reserve when they believe collection of amounts due are at risk. Accounts considered uncollectible are written off. As of March 31, 2008 and December 31, 2007, management concluded its allowance for bad debts in the amount of $164,782 and $237,475, respectively, were sufficient.

(e) Inventories

Inventories are comprised of raw materials and work in progress and are stated at the lower of cost or market value. Costs of work in progress include direct labor, direct materials, and production overhead before the goods are ready for sale.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

(f) Plant and equipment, net

Fixed assets are stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets. Expenditures for maintenance and repairs, which do not improve or extend the expected useful lives of the assets, are expensed to operations while major repairs are capitalized.

Management considers that the Company has a 5% residual value for equipment. The estimated useful lives are as follows:

Transportation equipment	10 years
Machinery equipment	10 years
Office equipment	5-10 years

The gain or loss on disposal of fixed assets is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statement of operations.

(g) Impairment of assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", the Company evaluates its long-lived assets to determine whether later events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment. If indicators of impairment exist and if the value of the assets is impaired, an impairment loss would be recognized. As of March 31, 2008 and December 31, 2007, management believes there are no impairments of long-lived assets.

(h) Income taxes

The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted Financial Accounting Standards Board (“FASB”) Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), on January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

The Company reviewed the differences between the tax bases under PRC tax laws and financial reporting under US GAAP, and no material differences were found, thus, there were no deferred tax assets or liabilities as of March 31, 2008 and December 31, 2007.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

Under current PRC tax laws, no tax is imposed in respect to distributions paid to owners except for individual income tax.

(i) Revenue recognition

Revenue from goods sold is recognized when (i) persuasive evidence of an arrangement exists, which is generally represented by a contract between the Company and the buyer; (ii) title has passed to the buyer, which generally is at the time of delivery; (iii) the seller’s price to the buyer is agreed between the Company and the buyer; and (iv) collectibility is reasonably assured. Net revenue represents the invoiced value of products, less returns and discounts and net of VAT.

Revenue from design services is recognized when the services are provided and collectibility is reasonably assured.

Engineering, Procurement, Construction (“EPC”) contracts involve the whole process of the construction of projects from design, development, engineering, manufacturing up to installation. EPC contracts usually last more than one accounting period and are accounted for using the percentage of completion method based on the actual costs incurred to date in relation to total estimated costs for each contract.

Shipping and handling costs related to costs of goods sold are included in selling, general and administrative costs which totaled $87,396 and $2,800 for the three months ended March 31, 2008 and 2007, respectively,

(j) Foreign currency translations

The reporting currency of the Company is the U.S. dollar. Shanghai HAIE, Vessel Works Division, Zhuyi, Haiyin and Xin Ye use their local currency, Renminbi (“RMB”) as their functional currency. HK HAIE uses its local currency, Hong Kong dollar (”HK$”) as its functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the three months ended March 31, 2008 and 2007, foreign currency translation (loss) gain amounted to ($19,423) and $20,501, respectively.

The PRC government imposes significant currency exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

Accumulated other comprehensive income in the consolidated statement of shareholders’ equity amounted to ($59,548) and ($40,125) as of March 31, 2008 and December 31, 2007, respectively. The balance sheet accounts with the exception of equity at March 31, 2008 were translated at RMB7.00 to $1.00 or HK$7.78 to $1.00, and were translated at RMB7.29 to $1.00 or HK$7.80 to $1.00 at December 31, 2007.

The average translation rates applied to income and cash flow statement amounts for the three months ended March 31, 2008 and 2007 were RMB7.10 to $1.00 or HK$7.79 to $1.00, and RMB7.75 to $1.00 or HK7.81 to $1.00, respectively.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

(k) Fair value of financial instruments

On January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measurements. The carrying amounts reported in the balance sheets for current assets and current liabilities qualify as financial instruments are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value in accordance with SFAS No. 157.

(I) Costs and estimated earnings in excess of billings

The current assets, “Costs and estimated earnings in excess of billings”, represent revenue recognized in excess of amounts bills for the EPC contracts whose revenue are recognized under the percentage of completion method.

	March 31, 2008	December 31, 2007
	(Unaudited)
Contracts costs incurred plus recognized profits less recognized losses to date	$-	$2,991,865
Less progress billings	-	1,835,956
Costs and estimated earnings in excess of billings	$-	$1,155,909

(m) Recent accounting pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 is expected to expand the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 159 is expected to have no material impact on the Company’s consolidated financial statements.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, SFAS No. 141(R), “Business Combinations” (“SFAS 141R”), was issued. SFAS 141R replaces SFAS No. 141, “Business Combinations” (“SFAS 141”). SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently evaluating the impact that adopting SFAS No. 141R will have on its financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - An Amendment of SFAS No. 133” (“SFAS 161”). SFAS 161 seeks to improve financial reporting for derivative instruments and hedging activities by requiring enhanced disclosures regarding the impact on financial position, financial performance, and cash flows. To achieve this increased transparency, SFAS 161 requires (1) the disclosure of the fair value of derivative instruments and gains and losses in a tabular format; (2) the disclosure of derivative features that are credit risk-related; and (3) cross-referencing within the footnotes. SFAS 161 is effective on January 1, 2009. The Company is in the process of evaluating the new disclosure requirements under SFAS 161.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

Note 3 - Accounts receivables

	March 31, 2008	December 31, 2007
	(Unaudited)
Accounts receivable	$5,271,614	$1,402,913
Allowance for bad debts	(164,782)	(237,475)
Accounts receivable, net	5,106,832	1,165,438
Account receivables-non-current retainage	(59,119)	(588,433)
Account receivable - current, net	$5,047,713	$577,005

Retainage receivables represent portions held by customers for pending quality inspection. Generally, the Company provides most of its customers with a limited (one to two years) warranty period. The customers retain 5% to 10% of total contract price as retainage. Retainage receivables were recorded as deferred revenue (see note 7) and would be recognized as revenue after receivables are collected.

As of March 31, 2008 and December 31, 2007, amounts billed under contracted retainage provisions were $1,171,751 and $930,546, respectively. These amounts are included in deferred revenue until earned.

The following table consists of Long term retainage receivables expected to be collected in 2009.

Amount
For the year ended December 31, 2009	$59,119
Thereafter	-
Total	$59,119

Note 4 - Related Party Transactions

As of March 31, 2008 and December 31, 2007, the Company had the following amounts due from/to Mr. Wu, the shareholder of Poise Profit and all its VIEs, and Zhejiang Jiahua Industry Co., Ltd. the controlling shareholder of Zhejiang Jia Hua Industry Park Investment Development Co., Ltd., in which the Company had non-controlling ownership before May 28, 2007.

	March 31, 2008	December 31 2007
	(Unaudited)
Loan to shareholder, Mr. Wu	$511,501	$463,663
Zhejiang Jiahua Industry Co. Ltd. ,
Account receivable	$-	$572,036
Customer deposit	$346,661	$-
Other payable	$63,348	$60,819

All due from/ to related parties were for convenience purpose and will be settled on demand with cash.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

In 2005, Shanghai HAIE entered into agreements with the son of Mr. Wu to lease an office. For the three months ended March 31, 2008 and 2007, the Company incurred $2,000 each quarter to Mr. Wu for rental expense.

Note 5 - Inventories

As of March 31, 2008 and December 31, 2007, inventories consist of the following:

	March 31, 2008	December 31, 2007
	(Unaudited)
Raw materials	$1,842,512	$1,228,140
Work in progress	4,205,739	4,034,189
Total	$6,048,251	$5,262,329

There was no allowance for potential losses on inventories as of March 31, 2008 and December 31, 2007.

Note 6 - Plant and equipment, Net

As of March 31, 2008 and December 31, 2007, plant and equipment consist of the following:

	March 31, 2008	December 31, 2007
	(Unaudited)
Machinery equipment	$494,818	$461,466
Transportation equipment	242,553	232,871
Office equipment	260,653	232,514
Subtotal:	998,024	926,851
Accumulated depreciation:	(315,614)	(277,459)
Plant and equipment, net	$682,410	$649,392

Depreciation expense for the three months ended March 31, 2008 and 2007 were $26,055 and $15,323, respectively.

Note 7 - Deferred revenue

Deferred revenue represents the retainage held by customers during the quality inspection process. When the products pass inspection, customers pay the retainage fee and the Company recognizes sales revenue (See note 3). As of March 31, 2008 and December 31, 2007, deferred revenue amounted to $1,171,751 and $930,546, respectively.

Note 8 - Short term bank loans

The Company had a total of $371,280 and $0 in short term loans from one bank in China at March 31, 2008 and December 31, 2007, respectively. This loan matures in one year or less. The average interest rate was approximately 7.47%. The bank loan was collateralized by Shanghai HAIE’s office building.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

Interest expense for the three months ended March 31, 2008 and 2007 were $5,278 and $14,176, respectively.

Note 9 - Commitments and Contingencies

Operating lease

As of March 31, 2008, the Company had commitments under an operating lease with Mr. Wu (see Note 4) for office premises, requiring annual minimum future rentals as follows:

For years ended March 31,	Amount
2008	$6,000
2009	8,000
Total	$14,000

As of March 31, 2008 and December 31, 2007, the Company did not have any contingent liabilities.

As disclosed in Note 14, the Company is obligated to inject approximate $9.23 million (or RMB65 million) to Haie JV as registered capital.

Note 10 - Taxation

Effective January 1, 2008, the New Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”) in the PRC. The new standard EIT rate of 25% has replaced the 33% rate previously applicable to both DES and FIEs. Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner.

Pursuant to the PRC income tax laws, Shanghai HAIE is subject to enterprise income tax at a statutory rate of 15% as a high technology entity.

Vessel Works Division was subject to enterprise income tax at a statutory rate of 33% before January 1, 2008, and is subject to a 25% income tax rate thereafter.

No provision for taxation has been made for HK HAIE for the three months ended March 31, 2008 and 2007, as it did not generate any taxable profits during the periods.

Zhuyi was subject to enterprise income tax at a statutory rate of 6% on design service revenue and 0.6% on products revenue.

Haiyin is subject to enterprise income tax at a statutory rate of 4% on service revenue and 0.5% on products revenue.

Xin Ye enjoyed a tax exemption from June 2007 to December 2008 according to a tax bureau declaration.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

	March 31, 2008	March 31, 2007
	(Unaudited)
Provision for China income tax	$128,440	$5,751
Provision for China local tax	12,840	575
Total provision for taxes	$141,280	$6,326

The following table reconciles the statutory rates to the Company’s effective tax rate for the three months ended March 31, 2008 and 2007.

	2008	2007
China income taxes	25.0	33.0
China income tax exemption	(8.5)	(25.5)
Effective tax rate	16.5%	7.5%

The estimated tax savings from the tax exemptions for the three months ended March 31, 2008 and 2007 amounted to $72,768 and $20,295, respectively.

Value added tax

Value added tax (“VAT”) on sales and VAT on purchases amounted to $1,785,982 and $1,066,468 for the three months ended March 31, 2008 and $969,253 and $500,876 for the three months ended March 2007, respectively. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

Taxes payable at March 31, 2008 and December 31, 2007 consisted of the following:

	March 31, 2008	December 31, 2007
	(Unaudited)

VAT tax	$652,246	$490,875
Other taxes	342,928	228,257
Total tax payable	$995,174	$719,132

Note 11 - Segment Information and Concentrations of Credit Risk

The Company derives revenue from the following sources (i) manufacture and sale of products; (ii) design services and (iii) EPC contracts that involve the whole process of the construction of projects from design, development, engineering, manufacturing up to installation. Revenue by the above categories for the three months ended March 31, 2008 and 2007 are summarized as follows:

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

	March 31, 2008	March 31, 2007
	(Unaudited)	(Unaudited)
Revenue:
Product	$3,363,483	$1,802,417
Services	765,590	224,785
EPC contracts	53,399	-
Totals	$4,182,472	$2,027,202

For the three months ended March 31, 2008, the top three customers accounted for 74.8% of the Company’s total income. For the three months ended March 31, 2007, 82.4% of the Company’s total sales were from five customers. Receivables from the top three customers were 52.2% of total account receivables at March 31, 2008.

For the three months ended March 31, 2008, two major suppliers provided approximately 21.1% of the Company’s purchases of raw materials with each supplier individually accounting for 11.3% and 9.8%, respectively. Three suppliers provided 21.1% of the Company’s purchase of raw materials for the three months ended March 31, 2007, with each suppliers individually accounting for 9.8%, 5.7%, and 5.6%, respectively.

Note 12 - Retirement Benefits

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the Company and its PRC subsidiary are required to maintain a defined contribution retirement plan for all of its employees who are residents of the PRC. All retired employees of the Company are entitled to an annual pension equal to their basic annual salary upon retirement. The Company contributes to a state sponsored retirement plan approximately 22% of the base salary of each of its employees and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable for all past and present employees.

The Company made contributions of $11,430 and $9,947 for employment benefits, including pension, for the three months ended March 31, 2008 and 2007, respectively.

Note 13 - Statutory reserve

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the Company and its PPC subsidiary are required to make annual appropriations to a statutory surplus reserve fund. Specifically, the Company is required to allocate 15% (10% starting from January 1, 2007) its profits after taxes, as determined in accordance with the PRC accounting standards applicable to the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the Company.

The transfer to this reserve must be made before distribution of any dividend to shareholders. For the three months ended March 31, 2008 and 2007, the Company transferred $71,491 and $7,378, respectively, representing 10% of the year’s net income determined in accordance with PRC accounting rules and regulations, to this reserve.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 50% of the registered capital.

Note 14 - Contribution receivables

Contribution receivables represented receivables from the shareholders of HK HAIE. As disclosed in Note 1, on March 5, 2008, HK HAIE and Shanghai HAIE jointly formed Haie JV. Haie JV is 10% owned by Shanghai HAIE and 90% owned by HK HAIE with registered capital of approximately $9.23 million (RMB 65,000,000). On March 21, 2008, Haie JV received an Enterprise Corporation Business License from the Shanghai Administration for Industry and Commerce. The promised registered capital for Haie JV of $9.23 million had not been contributed as of March 31, 2008.

Note 15 - Subsequent events

On January 24, 2008, Poise Profit and the shareholders of the Company entered into a Share Exchange Agreement with China Energy Recovery, Inc (formerly known as MMA Media Inc.) (“CER”) Pursuant to the terms of the Share Exchange Agreement, CER agreed to acquire all of the issued and outstanding shares of Poise Profit’s common stock in exchange for 41,514,179 shares of CER’s common stock. This transaction closed on April 15, 2008.

On April 24, 2008, $6 million was contributed to Haie JV as its registered capital.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” anticipate,” believe,” estimate,” continue,” or the negative of such terms or other similar expressions.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

On April 15, 2008, the stockholders of Poise Profit International, Ltd. (“Poise”) consummated a share exchange (the “Share Exchange”) with China Energy Recovery, Inc., a Delaware corporation (the "Parent"), pursuant to which the Parent acquired 100% of the issued and outstanding capital stock of Poise. As a result of the Share Exchange, the Parent's new business operations consist of those of Poise’s Chinese subsidiary, HAIE Hi-tech Engineering (Hong Kong) Company, Limited (“Hi-tech”), which is principally engaged in designing, marketing, licensing, fabricating, implementing and servicing industrial energy recovery systems. Poise was incorporated on November 23, 2007 under the laws of British Virgin Islands. Hi-tech was incorporated under the laws of the Hong Kong Special Administration Region, China on January 4, 2002. Hi-tech carries out its operations mainly through Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd. (“Shanghai Engineering”) with which Hi-tech has a contractual relationship. Shanghai Engineering's manufacturing activities are carried out by Shanghai Si Fang Boiler Factory-Vessel Works Division ("Vessel Works Division") located in Shanghai, China through a lease agreement with Vessel Works Division's owner.

The energy recovery systems that the Hi-tech and Shanghai Engineering produce capture industrial waste energy for reuse in industrial processes or to produce electricity and thermal power, thereby allowing industrial manufacturers to reduce their energy costs, shrink their emissions and generate sellable emissions credits. Hi-tech and Shanghai Engineering have primarily sold energy recovery systems to chemical manufacturing plants to reduce their energy costs by increasing the efficiency of their manufacturing equipment. Hi-tech, through Shanghai Engineering, has installed more than 100 energy recovery systems throughout China and in a variety of international markets.

Critical Accounting Policies and Estimates

Our management's discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements in this Current Report on Form 8-K, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Consolidation of Variable Interest Entities

In accordance with Interpretation No. 46R, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46R"), variable interest entities are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All variable interest entities with which Poise is involved must be evaluated to determine the primary beneficiary of the risks and rewards of such variable interest entities. The primary beneficiary is required to consolidate the variable interest entities for financial reporting purposes.

We have concluded that Shanghai Engineering, Vessel Works Division (the leased manufacturing facilities), Shanghai Zhuyi Industry Co., Ltd. (“Zhuyi”), a former affiliated company liquidated in July 2007 originally formed to derive tax benefits, Shanghai Haiyin Hi-Tech Engineering Co., Ltd. (“Haiyin”) a former affiliated company liquidated in January 2008 originally formed to derive tax benefits, and Shanghai Xin Ye Environmental Protection Engineering Technology Co., Ltd. ("Shanghai Environmental") are variable interest entities and that Poise and Hi-tech are the primary beneficiaries. Under the requirements of FIN 46R, Poise and Hi-tech consolidated the financial statements of Shanghai Engineering, Vessel Works Division, Zhuyi, Haiyin and Shanghai Environmental. As all companies are under common control (see Note 1 to our consolidated financial statements), the consolidated financial statements have been prepared as if the arrangements by which these entities became variable interest entities had occurred retroactively. We have eliminated inter-company items from our consolidated financial statements.

Allowance for Doubtful Accounts

We regularly review aging of receivables and changes in payment trends by our customers, and record a reserve when we believe collection of amounts due are at risk. We write off accounts that we consider uncollectible.

Inventories

Inventories constitute a majority of our current assets as reflected in our balance sheets as of March 31, 2008 and December 31, 2007. The manner in which we estimate the value of our inventories is a significant component in determining the carrying value of our inventories.

Inventories consist of raw materials and work in progress and are stated at the lower of cost or market value. Costs of work in progress include direct labor, direct materials, and production overhead before the products are ready for sale.

We determine the market value of our inventory by assessing current market prices as of the reporting date. If the market value is higher than our purchase price, we report the amount of the inventories at the original purchase price, and if the market value is lower than our purchase price, then we write-off the difference between our purchase price and the market value to the net realizable value.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets with 5% residual value for equipment.

Revenue Recognition

We derive revenues principally from sales of our energy recovery systems, provision of design services and EPC services (described below). Revenues from product sales is generally recognized when products are shipped, title and risk of ownership have passed, the price to the buyer is agreed, and collectability is reasonably assured. Sales revenues represents the invoiced value of products, less returns and discount and net of value-added tax. Revenues from design services is recognized when the services are provided. EPC services involve the whole process of the construction of projects from design, development, engineering, manufacturing up to installation. EPC contracts usually last more than one accounting period and are accounted using percentage of completion method based on the percentage of actual costs incurred to date in relation to total estimated costs for each contract.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 is expected to expand the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 159 is expected to have no material impact on the Parent's consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Parent has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS 141R"). SFAS 141R replaces SFAS No. 141, "Business Combinations" ("SFAS 141"). SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Parent is currently evaluating the impact that adopting SFAS 141R will have on its financial statements.

In March 2008, the FAST issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - An Amendment of SFAS No. 133” (“SFAS 161”). SFAS 161 seeks to improve financial reporting for derivative instruments and hedging activities by requiring enhanced disclosures regarding the impact on financial position, financial performance, and cash flows. To achieve this increased transparency, SFAS 161 requires (1) the disclosure of the fair value of derivative instruments and gains and losses in a tabular format; (2) the disclosure of derivative features that are credit risk-related; and (3) cross-referencing within the footnotes. SFAS 161 is effective on January 1, 2009. The Parent is in the process of evaluating the new disclosure requirements under SFAS 161.

Results of Operations

Comparison of Three Months Ended March 31, 2008 and March 31, 2007

The following table sets forth the results of our operations for the periods indicated as a percentage of revenues:

	Three months ended March 31,
	2008		2007
	Amount	% of Revenues	Amount	% of Revenues
	(in dollars, except percentages)

REVENUES	4,182,472	100.00%	2,027,202	100.00%

COST OF SALES	3,132,996	74.91%	1,797,906	88.69%

GROSS PROFIT	1,049,476	25.09%	229,296	11.31%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	195,519	4.67%	271,724	13.40%

INCOME (LOSS) FROM OPERATIONS	853,957	20.42%	(42,428)	-2.09%

OTHER (EXPENSE) INCOME, NET
Non-operating income, net	1,607	0.04%	1,573	0.08%
Interest (expense) income, net	(1,573)	-0.04%	(14,556)	-0.72%

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	853,991	20.42%	(55,411)	-2.73%

PROVISION FOR INCOME TAXES	141,280	3.38%	6,326	0.31%

NET INCOME (LOSS)	712,711	17.04%	(61,737)	-3.05%

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(19,423)	-0.46%	20,501	1.01%

COMPREHENSIVE INCOME	693,288	16.58%	(41,236)	-2.03%

Revenues. Our revenues include revenues from sales of energy recovery systems, provision of design services and EPC services. Revenues increased to $4,182,472 for the three months ended March 31, 2008 as compared to $2,027,202 for the three months ended March 31, 2007, an increase of $2,155,270 or 106.32%. The increase is mainly attributable to the increase in both contract values and sales volume of energy recovery systems during the three months ended March 31, 2008. Also, we recognized $736,588 in revenues during this period from licensing and design service contracts with Sichuan Chemical, one of the largest producers of synthesized ammonia and nitrogenous fertilizers in China. Management believes that sales will continue to grow because we have secured orders for future periods and is among the few competitors in the industry with the necessary design and engineering capability to satisfy the recent growing market demand for larger energy recovery systems.

Cost of Sales. Cost of sales increased to $3,132,996 for the three months ended March 31, 2008, as compared to $1,797,906 for the three months ended March 31, 2007, an increase of $1,335,090 or 74.26%. Based on the current market situation, management expects that the price of steel, which is the main raw material for manufacturing our products, to continue to rise in 2008. Management also expects that the prices of other materials to rise in 2008 due to overall market inflation. Thus, we expect that the cost of sales will increase. Management expects that we will be able to adjust the prices of our products and services to manage increased raw materials costs and minimize the impact on the our results of operations.

Gross Profit. As a result, gross profit was $1,049,476 for the three months ended March 31, 2008 as compared to $229,296 for the three months ended March 31, 2007, an increase of $820,180 or 357.69%. The respective gross margins are 25.09% and 11.31% for the three months ended March 31, 2008 and 2007. The increase in our gross margin is mainly due to the better margin of the licensing and design service contracts with Sichuan Chemical completed in the first quarter of 2008 compared to that of product sales.

Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased to $195,519 for the three months ended March 31, 2008, as compared to $271,724 for the three months ended March 31, 2007, a decrease of $76,205 or 28.05%. The decrease is mainly attributable to a bonus granted during the three months ended March 31, 2007 while none was granted during the same period in 2008. Further, as a result of improved operational efficiency, our selling, general and administrative expenses do not necessarily increase in proportion to the increase in our sales, and we also benefit from economies of scale as we secure orders with larger contract values.

Income from Operations. As a result of the above, income from operations totaled $853,957 for the three months ended March 31, 2008 as compared to a loss of $42,428 for the three months ended March 31, 2007, an increase of $896,385. As a percentage of revenues, income from operations was 20.42% for the three months ended March 31, 2008 as compared to -2.09% for the three months ended March 31, 2007. The increase in operating margin is mainly attributable to increased sales, improved operational efficiency and the licensing and design service contracts with Sichuan Chemical.

Non-operating Income. Non-operating income increased to $1,607 for the three months ended March 31, 2008 as compared to $1,573 for the three months ended March 31, 2007, an increase of $34 or 2.16%.

Interest Expenses. Interest expenses decreased to $1,573 for the three months ended March 31, 2008, as compared to $14,556 for the three months ended March 31, 2007, a decrease of $12,983 or 89.19%. The decrease in interest expenses is mainly attributable to our no longer paying interest on a loan to a related party of approximately $387,100 (Renminbi 3,000,000) that we borrowed in September 2005 and repaid in November 2007.

Income before Provision for Income Taxes. As a result of the foregoing, income before provision for income taxes was $853,991 for the three months ended March 31, 2008 as compared to a loss of $55,411 for the three months ended March 31, 2007, an increase of $909,402. The increase in income before provision for income taxes is attributable to increased contract values, increased sales volume and improved operational efficiency.

Net Income. As a result of the foregoing, net income increased to $712,711 for the three months ended March 31, 2008 as compared to a net loss of $61,737 for the three months ended March 31, 2007, an increase of $774,448. The respective net margins are 17.04% and -3.05% for the three months ended March 31, 2008 and 2007. The increase in net income is attributable to increased contract values, increased sales volume, improved operational efficiency and the licensing and design service contracts with Sichuan Chemical which has a comparably higher profit margin than other contracts we enter into. Management believes that net income will continue to increase because it is expected that we will secure more new orders as the growing domestic market in China has recognized our strong engineering capability and we are also expanding our export sales to international markets in Northern and Southeast Asia, the Middle East and Africa. We are also continuing our efforts in improving operational efficiency.

Liquidity and Capital Resources

Cash Flows

The following table sets forth a summary of our cash flows for the years indicated below:

	Three months ended March 31,
	2008	2007
	(in dollars)

Net cash provided by operating activities	109,463	161,298
Net cash (used in) / provided by investing activities	(31,944)	32,250
Net cash (used in) / provided by financing activities	(41,868)	71,284
Effect of exchange rate changes on cash and cash equivalents	(24,541)	(3,450)
Net increase in cash and cash equivalents	11,110	261,382
Cash and cash equivalents at the beginning of period	395,265	147,605
Cash and cash equivalents at the end of period	406,375	408,987

Operating Activities

Net cash provided by operating activities was $109,463 in the three months ended March 31, 2008 compared with net cash provided by operating activities of $161,298 in the same period in 2007. The decrease of $51,835 in operating activities is mainly attributable to a significant increase in accounts receivable as a result of increased revenues recognized in the first quarter of 2008.

Investing Activities

Net cash used in investing activities was $31,944 in the three months ended March 31, 2008 compared to net cash provided by investing activities of $32,250 in the same period in 2007. The increase of $64,194 used in investing activities is mainly attributable to an increased purchasing of manufacturing equipment to expand our production capacity and our receiving a repayment from a shareholder in the first quarter of 2007 while we did not receive any repayment in the first quarter of 2008.

Financing Activities

Net cash used in financing activities was $41,868 in the three months ended March 31, 2008 compared to net cash provided by financing activities of $71,284 in the same period in 2007, an increase of $113,152 used in financing activities. This is mainly attributable to the shareholder distribution from a variable interest entity and a distribution from a dissolved variable interest entity during the three months ended March 31, 2008, offset by the proceeds from the bank loans.

We incurred the following bank loans during the three months ended March 31, 2008 and 2007 respectively:

On January 30, 2008, we borrowed Renminbi 2,600,000 (approximately $371,280 as of March 31, 2008) on a short-term bank loan for working capital purposes from Shenzhen Development Bank, Shanghai Branch, Baoshan Sub-branch. The term of the loan is for one year. The loan agreement provides for monthly interest payments at an interest rate of 7.47% per annum, maturing in January 2009.

On January 8, 2007, we borrowed Renminbi 2,200,000 (approximately $282,040 on the loan issuance date) on a short-term bank loan for working capital purposes from Bank of Shanghai, Baiyu Branch. The term of the loan was for less than one year. The loan agreement provided for quarterly interest payments at an interest rate of 7.04% per annum, maturing in December 2007. We repaid the loan before December 31, 2007.

Contractual Obligations

Bank indebtedness increased to approximately $371,000 as of March 31, 2008 compared to $0 as of December 31, 2007 as a result of our borrowing Renminbi 2,600,000 (approximately $371,280 as of March 31, 2008) on a short-term bank loan for working capital purposes from Shenzhen Development Bank, Shanghai Branch, Baoshan Sub-branch.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

Not required.

Item 4T. Controls and Procedures

Poise became a wholly-owned subsidiary of a public company on April 15, 2008 and was a foreign private company before that. Therefore, before April 15, 2008, including the three months ended March 31, 2008, Poise was not required to maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) or internal control over financial reporting mandated by U.S. federal securities laws and the Securities and Exchange Commission's rules and regulations.

Evaluation of Disclosure Controls and Procedures

As of March 31, 2008 and in connection with filing this Current Report on Form 8-K, we carried out an evaluation, under the supervision and with the participation of our management, including our chief executive officer and our chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on the evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures were not effective.

Management’s Report on Internal Control over Financial Reporting

During our assessment of the effectiveness of our internal control over financial reporting as of March 31, 2008, our management identified significant deficiencies related to the following:

1.
Accounting and Finance Personnel Weaknesses - The current staff in our accounting department is relatively inexperienced and needs substantial training to meet the higher demands of being a U.S. public company. Management found that our accounting staff lacked accounting skills and understanding necessary to fulfill our reporting obligations according to accounting principles generally accepted in the United States, including the skills of subsidiary financial statement consolidation, which resulted in a less than optimal segregation of duties relative to key financial reporting functions.

2.
Lack of Internal Audit Function - We lack qualified resources to perform our internal audit functions properly. In addition, we have not yet fully developed the scope and effectiveness of our internal audit function.

3.
Lack of Internal Audit System - Our internal audit department was ineffective in preventing and detecting control lapses and errors in the accounting of certain key areas, such as revenue recognition, purchase approvals, inter-company transactions, cash receipt and cash disbursement authorizations, inventory safeguard and proper accumulation for cost of products, in accordance with the appropriate costing method used by us.

Our management is in the process of implementing remediation procedures.

Changes in Internal Control over Financial Reporting

During the three months ended March 31, 2008, there have been no changes in our internal control over financial reporting, identified in connection with our evaluation thereof, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Part II. OTHER INFORMATION

Item 1. Legal Proceedings

We are not a party to any pending material legal proceedings nor is it aware of any threatened or contemplated proceeding by any governmental authority against us.

Item 1A. Risk Factors

Our business, financial condition, operating results and cash flows can be impacted by a number of factors, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results. For a discussion identifying risk factors and important factors that could cause actual results to differ materially from those anticipated, see the Registrant's Current Report on Form 8-K filed with the SEC on April 21, 2008 (SEC File No. 333-104647). Such discussion contained therein has not materially changed.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Submission of Matters to a Vote of Security Holders

None.

Item 5. Other Information

None.